Exhibit 10.1

Exhibit A - Form of Guarantee Agreement

    GUARANTEE, dated as of September __, 2008, made by AGL RESOURCES INC., a Georgia corporation (the “Guarantor”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) parties to the Credit Agreement, dated as of September __, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Guarantor, AGL CAPITAL CORPORATION (the “Borrower”), the Lenders, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent.

W I T N E S S E T H:

    WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

    WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement, to the obligation of the Issuing Lender to issue Letters of Credit for the account of the Borrower thereunder, and to the obligation of the Lenders to participate in the Letters of Credit, that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

    WHEREAS, the Guarantor is the parent of the Borrower, and it is to the advantage of Guarantor that the Lenders make the Loans to the Borrower, the Issuing Lender issue the Letters of Credit for the account of the Borrower, and the Lenders participate in the Letters of Credit;

    NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Issuing Lender to issue Letters of Credit for the account of the Borrower thereunder, and the Lenders to participate in the Letters of Credit thereunder, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1.   Defined Terms.

(a)   Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)   The following terms shall have the meanings set forth below:

“Lender”:  Each Person that at any time, and from time to time, is a party to the Credit Agreement as a Lender, and any such Lender or Affiliate of such Lender that is a party to a Specified Hedge Agreement.

“Obligations”:  the collective reference to the unpaid principal of and interest on (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations, and all other obligations and liabilities of the Borrower to the Administrative Agent, the Issuing Lender, or any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred pursuant to the Credit Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Lender, or to any Lender that are required to be paid by the Borrower pursuant to any Loan Document).

(c)   The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(d)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.   Guarantee.

(a)   The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)   The Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel actually incurred) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.  This Guarantee shall remain in full force and effect until the Obligations are paid in full, no Letter of Credit shall be outstanding and the Revolving Commitments are terminated (collectively, the “Termination Requirements”), notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

(c)   No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations until the satisfaction of the Termination Requirements.

(d)   The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

3.   Right of Set-off.  Upon the occurrence of any Event of Default, the Administrative Agent and each Lender is hereby irrevocably authorized at any time and from time to time (unless the Administrative Agent or such Lender, as applicable, has agreed to the contrary) without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against or on account of the Obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Lender shall notify the Guarantor promptly as of any such set-off and the application made by the Administrative Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

4.   No Subrogation.  Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until the Termination Requirements have been satisfied.  If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Termination Requirements have not been satisfied, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

5.   Amendments, etc. with respect to the Obligations; Waiver of Rights.  The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, any other Loan Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.  When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6.   Guarantee Absolute and Unconditional.  The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations.  This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until the satisfaction of all of the Termination Requirements.

7.   Reinstatement.  This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

8.   Payments.  The Guarantor hereby agrees that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia  30308.

9.   Authority of Administrative Agent.  The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

10.  Notices.  All notices, requests and demands to or upon the Administrative Agent, any Lender or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, at the address or transmission number for notices provided in Section 10.2 of the Credit Agreement.

The Administrative Agent, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

11.  Severability.  Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.  Integration.  This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

13.  Amendments in Writing; No Waiver; Cumulative Remedies.

(a)    None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent and such of the Lenders as may be required under the provisions of the Credit Agreement to concur in the action then being taken in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

(b)    Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 13(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

(c)    The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

14.  Section Headings.  The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15.   Successors and Assigns.  This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

16.  GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

17.   Submission to Jurisdiction; Waivers.  The Guarantor hereby irrevocably and unconditionally:

(a)    Submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address referred to in Section 10(b) hereof or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 17 any special, exemplary, punitive or consequential damages.

18.  WAIVER OF JURY TRIAL.  THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

AGL RESOURCES INC.

By:          ___________________________
Name:
Title:

Exhibit B - Form of Compliance Certificate

This Compliance Certificate is delivered to you pursuant to Section 6.2(a) of the Credit Agreement, dated as of September __, 2008, as amended, restated, supplemented or modified from time to time (the “Credit Agreement”), among AGL RESOURCES INC., a Georgia corporation (“Holdings”), AGL CAPITAL CORPORATION, a Nevada corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”).  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

1. I am the duly elected, qualified and acting [Chief Financial Officer] [Treasurer] of Holdings.

2. I have reviewed and am familiar with the contents of this Certificate.

3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries (including any Unrestricted Subsidiaries) during the accounting period covered by the financial statements (including the separate financial statements of any Unrestricted Subsidiaries) attached hereto as Attachment 1 (the “Financial Statements”).  Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement.

[SIGNATURE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, I execute this Certificate this ___ day of _________, ______.

AGL RESOURCES INC.

By:       _____________________________
             Name:
             Title:

Attachment 1
to Exhibit B

[Attach Applicable Financial Statements]

Attachment 2
to Exhibit B

The information described herein is as of ____________, 200__, and pertains to the period from ____________________, 200__ to _________________, 200__.

[Set forth Covenant Calculations]

Exhibit C - Form of Closing Certificate

Pursuant to Section 5.1(c) of the Credit Agreement dated as of September __, 2008 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among AGL RESOURCES INC., a Georgia corporation (“Holdings”), AGL CAPITAL CORPORATION, a Nevada corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), the undersigned ______________________, in his/her capacity as ______________________ of [INSERT NAME OF COMPANY] (the “Company”) hereby certifies as follows:

1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any Loans to be made on the date hereof.

3. The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied as of the Closing Date except as set forth on Schedule I hereto.

IN WITNESS WHEREOF, the undersigned in his/her capacity on behalf of the Company as set forth below have hereunto set our names as of the date set forth below.

[AGL RESOURCES INC.] [AGL CAPITAL CORPORATION]

Name:
Title:
Date:               September __, 2008

SCHEDULE I

Waived Conditions Precedent

[Describe any conditions precedent waived on the
Closing Date and terms of any waiver]

Exhibit D - Form of Assignment and Acceptance

Reference is made to the Credit Agreement, dated as of September __, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AGL Resources Inc. (“Holdings”), AGL Capital Corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), and Wachovia Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or Holdings, or any obligor or the performance or observance by the Borrower or Holdings, or any obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and [(i)] requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes, if any, for a new Note or Notes payable to the Assignee [and (ii) if the Assignor has retained any interest in an Assigned Facility, requests that the Administrative Agent exchange the attached Notes, if any, for a new Note or Notes payable to the Assignor, in each case] in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement and each other Loan Document which such Assignee has requested, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereof; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 2.15 of the Credit Agreement.

4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties  hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Assignment and Acceptance

Name of Assignor:     _____________________________

Name of Assignee:     _____________________________

Effective Date of Assignment:  ______________________

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned
	$___________	_____%

[Name of Assignee]                                                                                [Name of Assignor]

By:      _____________________________                                   By:     _____________________________
Title                                                                                                          Title

Accepted:                                                                                                 Consented to:

WACHOVIA BANK, NATIONAL ASSOCIATION, AGL CAPITAL CORPORATION
as Administrative Agent

By:    _____________________________                                      By:    _____________________________
Title                                                                                                           Title

Exhibit E-1 - Form of Kilpatrick Stockton LLP legal opinion

September 30, 2008

Wachovia Bank, National Association, as Administrative Agent under the Credit Agreement describe herein The Lenders party to the Letter of Credit Agreement described herein

Re:  Credit Agreement dated as of September 30, 2008 by and among AGL Resources Inc., AGL Capital Corporation, the Lenders, Wachovia Bank, National Association, as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, Calyon New York Branch, The Royal Bank of Scotland PLC and SunTrust Bank, as Co-Syndication Agent (the “Credit Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Ladies and Gentlemen:

We have acted as special counsel to Nevada counsel to AGL Capital Corporation, a Nevada corporation (the “Borrower”), and AGL Resources Inc., a Georgia corporation (the “Guarantor”; together with the Borrower referred to herein collectively as the “Loan Parties”), in connection with the preparation, execution and delivery of the Credit Agreement and the extensions of credit to be made thereunder to the Borrower pursuant to the Credit Agreement.

In connection with our role as special counsel, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the following documents:

(i)          the Credit Agreement;

(ii)         the Guarantee dated as of the date hereof (the “Guarantee”), by and between the Guarantor and the Administrative Agent; and

(iii)        the Notes, each dated as of the date hereof, executed by the Borrower in favor of the Lenders (the “Notes”).

The Credit Agreement, the Guarantee and the Notes are collectively referred to herein as the “Loan Documents.”

              In our capacity as special counsel to the Loan Parties, we have also reviewed the following documents:

(i)            the Articles of Incorporation of the Guarantor certified as true and correct by the Georgia Secretary of State as of September 25, 2008;

(ii)           the Bylaws of the Guarantor certified as true and correct by the Guarantor’s Secretary as of the date hereof;

(iii)          incumbency certificates signed by certain officers of the Guarantor as of the date hereof;

(iv)          resolutions of the Board of Directors of the Guarantor, authorizing certain actions taken in connection with the transactions contemplated by the Loan Documents, certified as true and correct by the Secretary of the Guarantor as of the date hereof;

(v)           a certificate of good standing issued by the Georgia Secretary of State with respect to the Guarantor dated as of September 24, 2008 (the “Guarantor Good Standing Certificate”); and

(vi)          certificates of the Presidents of the Borrower and the Guarantor dated the date hereof (“Officers’ Certificates”).

The Loan Documents, together with the documents described in clauses (i) through (vi) above, are hereinafter collectively referred to as the “Documents”.  Other than our review of the Documents and certain material written agreements of the Guarantor in connection with our legal due diligence relating to this transaction, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion and we make no representation as to the scope or sufficiency of our document review for your purposes.  With your consent, our opinion is qualified in all respects by the scope of such document examination.

In connection with the foregoing examination of such Documents, we have assumed (a) the genuineness of the signatures of persons signing all records, certificates, documents and instruments on behalf of parties other than the Guarantor; (b) the authenticity of the original of each record, certificate, Document and instrument submitted to and reviewed by us, and the conformity to the authentic original of all records, certificates, documents and instruments submitted to us as copies; (c) the due existence, status, power and authorization of, and execution and delivery by, the parties signing such Documents other than the Guarantor; (d) that such Documents are the legal, valid and binding obligations of the parties thereto, other than the Borrower and the Guarantor, enforceable against such parties (other than the Borrower and the Guarantor) in accordance with their respective terms; (e) that the statements of fact made in such Documents are true, accurate and complete; (f) that the parties to the Loan Documents other than the Borrower and the Guarantor are in full compliance with the terms of the Loan Documents; (g) that any action taken by the parties to the Loan Documents other than the Borrower and the Guarantor in connection with the performance or enforcement of the Loan Documents will be lawful, commercially reasonable and taken in good faith and that the parties to the Loan Documents other than the Borrower and the Guarantor will seek to enforce their rights only in circumstances and in a manner in which it is equitable and commercially reasonable to do so and otherwise in accordance with applicable law; (h) that there has been no mutual mistake of fact and there exists no fraud or duress; (i) that the transactions contemplated by the Loan Documents comply with any test of good faith, fairness or conscionability required by law; (j) that the parties to the Loan Documents other than the Borrower and the Guarantor are entering into the transaction without notice of any defense against the enforcement of any rights created by, or adverse claim to any security interest transferred as part of, the transactions contemplated by the Loan Documents; (k) that all natural persons signing a Loan Document have sufficient legal capacity to do so; (l) that routine procedural matters, such as service of process or qualification to do business in the jurisdiction, will be satisfied by the party seeking to enforce a Loan Document; and (m) that neither the Borrower nor the Guarantor will take any discretionary action permitted or facilitated by the Loan Documents that in the future would result in a violation of law or constitute a breach or default under any other agreement or court order to which the Borrower or the Guarantor is a party.  As to questions of fact material to the opinions expressed below, we have, when relevant facts were not independently established, relied upon certificates of the Borrower and the Guarantor or their respective officers or of public officials.

Based upon and subject to the foregoing and subject to the further qualifications set forth herein, it is our opinion that:

1.
As of the date hereof the Guarantor is validly existing and, based solely upon the Guarantor Good Standing Certificate, in good standing, as a corporation under the laws of the State of Georgia and has full corporate power and authority to perform its obligations under the Loan Documents to which it is a party.

2.	The Loan Documents have each been duly authorized, executed and delivered by the Guarantor.

3.
The Guarantor has taken all necessary corporate action to execute, deliver and perform its obligations under, and has validly executed and delivered, each Loan Document to which it is a party.  The Loan Documents constitute valid and legally binding obligations of each Loan Party party thereto, enforceable against such Loan Party in accordance with their respective terms.

4.
The execution, delivery and performance by the Guarantor of the Loan Documents to which it is a party, and compliance by it with the terms thereof, do not and will not (i) violate any provision of its articles of incorporation or bylaws, (ii) contravene any provision of any applicable law, rule or regulation of the State of New York or the State of Georgia to which the Guarantor or its assets are subject which in our experience are applicable to transactions like those contemplated by the Loan Documents, (ii) to the best of our knowledge, violate any judgment, order, writ, injunction, decree or determination of any arbitrator or Governmental Authority of the State of New York or the State of Georgia to which it is subject, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material contract described on Schedule 1 of this opinion to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) result in or require the creation or imposition of any Lien upon any of its property or assets.

5.
The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, and compliance by it with the terms thereof, do not and will not (i) contravene any provision of any applicable law, rule or regulation of the State of New York to which the Borrower or its assets are subject which in our experience are applicable to transactions like those contemplated by the Loan Documents, or (ii) to the best of our knowledge, violate any judgment, order, writ, injunction, decree or determination of any arbitrator or Governmental Authority of the State of New York or the State of Georgia to which it is subject.

6.
No authorization, approval or other action by, or notice to or filing or registration with, any Governmental Authority of the State of New York or the State of Georgia is required for the Loan Parties’ execution and delivery of the Loan Documents that it is a party thereto or performance of its obligations thereunder.

7.	No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.
The execution and delivery of the Loan Documents by the Loan Parties and the making of the Loans under the Credit Agreement will not violate Regulation U of the Board of Governors of the Federal Reserve System.

We hereby confirm, to our knowledge, there is no federal, New York or Georgia litigation at law or in equity or any proceeding before any federal, New York or Georgia governmental agency involving the Borrower or the Guarantor, pending or overtly threatened by a written notice (i) with respect to the Loan Documents, or (ii) in which any judgment or order might reasonably be expected to have a Material Adverse Effect.

The phrase “to our knowledge” when used in the opinions herein expressed with respect to the existence or absence of certain matters is based upon the conscious awareness of facts or other information by the undersigned partner and by other lawyers in this firm who have had active involvement in negotiating the transactions contemplated by this opinion letter and does not include knowledge that might be obtained by review of this firm’s files.  We have not, except as otherwise set forth herein, undertaken any independent investigation to determine the existence or absence of those matters, and no inference as to our knowledge of the existence or absence of those matters should be drawn from our representation of the Loan Parties.

We express no opinion herein in any respect as to (i) federal and state securities laws and regulations, (ii) pension and employee benefit laws and regulations, including without limitation the Employee Retirement Income Security Act of 1974, as amended, (iii) federal and state environmental laws and regulations, (iv) federal and state land use and subdivision laws and regulations (including without limitation any applicable building or zoning, fire, health, safety or public service company laws, ordinances or regulations), (v) the statutes and ordinances, administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing, (vi) federal and state antitrust and unfair competition laws and regulations, (vii) federal and state laws and regulations concerning filing and notice requirements (e.g. Hart-Scott-Rodino and Exon-Florio) other than requirements applicable to charter-related documents such as certificates of merger, (viii) compliance with fiduciary duty requirements, (ix) fraudulent conveyance or fraudulent transfer laws, (x) federal and state laws and regulations concerning the characterization of a transaction as one involving the creation of a lien on real property or a security interest in personal property, the characterization of a contract as one in a form sufficient to create a lien or a security interest, and the creation, attachment, priority or enforcement of a lien on real property or security interest in personal property, (xi) the perfection of a security interest in personal property, (xii) federal and state patent, copyright, intellectual property, trademark and trade name laws, (xiii) federal and state labor laws and regulations, (xiv) state tax laws and regulations, (xv) federal tax laws and regulations, (xvi) federal and state health and safety laws and regulations, (xvii) federal and state racketeering laws and regulations, (xviii) federal and state laws, regulations and policies concerning (a) national and local emergency, (b) judicial deference to acts of sovereign states, and (c) criminal and civil forfeiture laws, (xix) except as expressly provided in opinion paragraphs 7 and 8 above, federal and state banking laws and regulations, and (xx) other federal and state statutes of general application to the extent they provide for criminal prosecution.

The opinions expressed herein are limited and qualified in all respects by the effects of general principles of equity, whether applied by a court of law or equity, and by the effects of bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.  We express no opinion regarding the availability of equitable remedies under any of the Loan Documents.  Without limiting the generality of the foregoing, we express no opinion as to the enforceability or recognition under the laws of New York of (i) waiver of the right to a jury trial, (ii) self-help, subrogation, indemnity, severability or the exercise of private power of sale, (iii) confession of judgment, (iv) provisions which purport to establish evidentiary standards, (v) provisions related to waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations with respect to third parties, releases or waivers of legal or equitable rights, discharge or waivers of defenses or liquidated damages, (vi) provisions related to choice of governing laws, which may be qualified by judicial decisions, or (vii) any power of attorney or similar appointment under any of the Loan Documents.

The opinions expressed herein are further limited and qualified in all respects by the effect of generally applicable rules of law that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, reasonableness and diligence, (ii) provide that forum selection clauses may not be binding, (iii) limit the availability of a remedy under certain circumstances where another remedy has been selected, (iv) limit the right of a creditor to use force or cause a breach of the peace in the enforcement of rights, (v) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale, (vi) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (vii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (viii) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys fees and other costs, (ix) may, in the absence of a waiver or consent, discharge a guarantor to the extent that (a) action by a creditor impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, or (b) guaranteed debt is materially modified, and (x) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless (a) permitting a cure would unreasonably hinder making substitute arrangements for performance, or (b) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

In connection with the opinions expressed herein, we are assuming that the Loan Documents do not, and are not intended to, confer upon the Administrative Agent any lien or security interest in any leases, contracts or agreements which by their terms require the consent of the other parties thereto prior to any assignment, mortgage or encumbrance thereof or which would preclude any such assignment, mortgage or encumbrance without first obtaining such other party’s consent.  We express no opinion regarding the perfection of any security interest granted under the Loan Documents.

We express no opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, the laws of the State of Georgia and, solely with respect to opinion paragraphs 7 and 8 above, the federal laws of the United States.

This opinion is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date and at the time hereof. Our opinions are set forth as of the date of this letter upon the assumptions set forth herein and we disclaim any obligation or responsibility to update or supplement this letter in response to subsequent changes in the law or future events affecting the transactions contemplated by the Credit Agreement. By rendering this opinion, we do not undertake to advise you with respect to any other matter or any change in such laws, facts or in the interpretations thereof which may occur after the date or time hereof.  This opinion is delivered to you in connection with the transactions contemplated by the Loan Documents, and it may not be furnished to or relied upon by any other person or used, circulated or quoted for any other purpose without our express written consent, provided, however, that permitted assignees of any Lenders under the Credit Agreement may rely upon this opinion letter as of this opinion letter were addressed to them on the date hereof.

Very truly yours,

KILPATRICK STOCKTON LLP

By: _____________________________
       Joseph L. Scibilia, a Partner

Schedule 1

Material Agreements

1.            Credit Agreement dated as of August 31, 2006 by and among AGL Capital Corporation, as Borrower, AGL Resources Inc., as Guarantor, SunTrust Bank, as Administrative Agent, the several lenders from time to time party thereto, Wachovia Bank, National Association, as Syndication Agent, and The Bank of Tokyo-Mitsubishi-UFJ, Ltd. New York Branch, Calyon New York Branch and JP Morgan Chase Bank, N.A., as Co-Documentation Agents, as amended on and prior to the date hereof.

2.            Letter of Credit and Security Agreement dated as of June 5, 2008 by and among Pivotal Utility Holdings, Inc., as Borrower, AGL Resources Inc., as Guarantor, SunTrust Bank, NA as Administrative Agent, the several lenders from time to time party thereto, The Bank of Tokyo-Mitsubishi-UFJ, Ltd., as Syndication Agent, Wells Fargo Bank, National Association, as Issuing Bank, SunTrust Robinson Humphrey Inc. and The Bank of Tokyo-Mitsubishi-UFJ, Ltd., as Co-Lead Arrangers and Co-Book Runners, as amended on and prior to the date hereof.

3.            Letter of Credit and Security Agreement dated as of September 4, 2008 by and among Pivotal Utility Holdings, Inc., as Borrower, AGL Resources Inc., as Guarantor, Bank of America, NA, as Administrative Agent, the several lenders from time to time party thereto, The Bank of Tokyo-Mitsubishi-UFJ, Ltd., as Syndication Agent, and Bank of America, N.A., as Issuing Bank, as amended on and prior to the date hereof.

Exhibit E-2 - Form of Woodburn and Wedge legal opinion

September 30, 2008

Wachovia Bank, National Association
As Administrative Agent under the
Credit Agreement
The Lenders listed on Schedule I hereto
which are parties to the Credit Agreement
on the date hereof (the "Lenders")

Re:
Credit Agreement dated as of September 30, 2008 by and among AGL Resources Inc., AGL Capital Corporation, the Lenders, Wachovia Bank, National Association, as Administrative Agent, Wachovia Bank, National Association  and as Syndication Agent (the "Credit Agreement")

Ladies and Gentlemen:

We have acted as special Nevada counsel to AGL Capital Corporation, a Nevada corporation (“AGL Capital”) in connection with the preparation, execution and delivery of the Credit Agreement and the extensions of credit to be made thereunder to AGL Capital pursuant to the Credit Agreement.  AGL Capital is a wholly-owned financing subsidiary of the AGL Resources Inc., a Georgia corporation (“Guarantor”).  The Loans, Reimbursement Obligations, and other Obligations as defined and described in the Credit Agreement are guaranteed by a Guarantee Agreement (the "Guarantee Agreement"), by Guarantor dated as of September 30, 2008 in favor of Administrative Agent for the Lenders.

We are delivering this opinion at the request of the AGL Capital to satisfy the condition imposed by Section 5.1(d) of the Credit Agreement.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

In the capacity described above, we have examined copies of the following documents only:

(a)           the Credit Agreement;

(b)           the Guarantee Agreement;

(c)	Articles of Incorporation of AGL Capital as filed with the Nevada Secretary of State’s Office on September 15, 2000;

(d)	a copy of the Bylaws of AGL Capital as adopted by the Board of Directors of the Borrower on September 24, 2000;

(e)	Minutes of the Organizational Meeting of the Board of Directors of the AGL Capital held in Las Vegas on September 25, 2000;

(f)	Certificate of good standing for AGL Capital issued by the Nevada Secretary of State on September 24, 2008;

(g)	Unanimous Written Consent of the Board of Directors of AGL Capital dated September 26, 2008 authorizing the execution and delivery of the Credit Agreement; and

(h)	Certificate of Officer of AGL Capital executed by Myra C. Bierria, Corporate Secretary, dated September ______, 2008 attached hereto.

In rendering the opinions set forth below, we have assumed that each of the parties to the Credit Agreement has duly and validly executed and delivered the Credit Agreement, and such other documents to be executed in connection with the Credit Agreement to which each such party is a signatory.  We have assumed that each person, other than AGL Capital, executing the Credit Agreement is authorized to do so.  We have assumed each natural person executing the Credit Agreement is legally competent to do so, and that all signatures on the documents are genuine.  We have assumed all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the original documents and all public records reviewed are accurate and complete.

Based on the foregoing, it is our opinion that, under Nevada law:

1.
AGL Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own property and conduct business and to execute, deliver and perform its obligations under the Credit Agreement.

2.	The Credit Agreement has been duly authorized by AGL Capital and when signed by [ ] as the [ ] of AGL Capital and delivered to Wachovia Bank, National Association, will be duly executed and delivered.

3.
No consent, approval, authorization or action of or filing or registration with any Nevada governmental or public regulatory body or authority (excluding those bodies regulating Nevada’s “Blue Sky” laws) is required to authorize or is otherwise required in connection with the execution, delivery or performance of the Credit Agreement.

4.
Neither the execution and delivery of the Credit Agreement, issuance and delivery of the notes issued pursuant to the Credit Agreement, nor the fulfillment of or compliance with the terms and provisions of the Credit Agreement by the AGL Capital will  (i) violate or result in an event of default under any of the terms of the AGL Capital’s Articles of Incorporation or Bylaws (ii) violate any Nevada law or regulation, or to our actual knowledge, any Nevada order, writ, injunction or decree of any United States or Nevada court or Nevada government instrumentality, to which the AGL Capital is subject or by which it or its property is bound.

5.
To our actual knowledge, no material litigation or other proceeding against the AGL Capital or any of its properties is pending or, to our actual knowledge, overtly threatened by a written communication to the AGL Capital.

We express no opinion except as the laws of the State of Nevada, excluding any “Blue Sky” laws.  Our opinions are set forth as of the date of this letter upon the assumptions set forth herein and we disclaim any obligation or responsibility to update or supplement this letter in response to subsequent changes in the law or future events affecting the transactions contemplated by the Credit Agreement.  The phrase “our actual knowledge” as set forth at opinions 4 and 5 above means the opinions are based solely on the actual and current factual knowledge of John P. Fowler who participated in the preparation of this opinion and on the Certificate of Officer of the AGL Capital attached to this letter.  The term “our actual knowledge” does not imply that we made any examination of this firm’s or other person’s files or that any inquiry was made of the client, any lawyer or any other person or of any public records except a review of the documents described herein and the Certificate of Officer attached hereto.

Without our prior consent, the opinions in this letter may not be relied upon by anyone other than the addressees hereof and any actual or prospective transferees or new lenders pursuant to the provisions of the Credit Agreement, or referred to or quoted in whole or in part in any report or document furnished to any person or entity.

Very truly yours,

WOODBURN AND WEDGE

 By:       ___________________________
                        John P. Fowler

JPF:bm

Schedule 1

To

Woodburn and Wedge Opinion Letter September 30, 2008

Lenders

Wachovia Bank, National Association
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Calyon New York Branch
The Royal Bank of Scotland PLC
SunTrust Bank
William Street Credit Corporation

Exhibit F - Form of Exemption Certificate

Reference is made to the Credit Agreement, dated as of September __, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among AGL RESOURCES INC., a Georgia corporation (“Holdings”), AGL CAPITAL CORPORATION, a Nevada corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.  __________________ (the “Non-U.S. Lender”) is providing this certificate pursuant to Section 2.15(d) of the Credit Agreement.  The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans and the obligations evidenced by Note(s) in respect of which it is providing this certificate.

2. The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Non-U.S. Lender further represents and warrants that:

(a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]

By:    _____________________________
Name:
Title:

Date:   _____________________________